Insight Enterprises, Inc. Third Quarter 2018 Earnings Conference Call and Webcast Insight Insight Enterprises, Inc. Second Quarter 2018 Earnings Conference Call and Webcast Exhibit 99.2

Agenda Opening Comments CEO Commentary Third Quarter 2018 Results Consolidated Financials ROIC and Free Cash Flow North America Financial Results EMEA Financial Results APAC Financial Results Connected Workforce Update CFO Commentary Year to Date Financial Results Cash Flows and Cash Conversion Cycle Closing Comments & 2018 Guidance

Disclosures Safe harbor statement This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 related to Insight’s plans and expectations. Statements that are not historical facts, including statements about future trends in the IT market and our opportunities for growth, are forward-looking statements. These forward-looking statements are subject to assumptions, risks and uncertainties which could cause actual results or future events to differ materially from such statements. The Company undertakes no obligation to update publicly or revise any of the forward-looking statements, except as otherwise required by law. More detailed information about risk factors is included in today’s press release and discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Non-GAAP measures This presentation will reference certain non-GAAP financial information as ‘Adjusted’. A reconciliation of non-GAAP financial measures presented in this document to our actual GAAP results is attached to back of this presentation and included in the press release issued today, which you may find on the Investor Relations section of our website at investor.insight.com. Constant currency In some instances the Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

Consolidated Financial Results (1) Non-GAAP measures based on Insight continuing operations. See Non-GAAP information section in the Appendix of this presentation. *Reference “Constant currency” section on slide 3 of this presentation. **Percentage change not considered meaningful

ROIC and Free Cash Flow * Percentage represents a change greater than 100% Non-GAAP measures based on Insight continuing operations. See Non-GAAP information section in the Appendix of this presentation. Assumed tax rate of 28% for 2018 and 37% for 2017

Insight North America | Financial Results *Reference “Constant currency” section on slide 3 of this presentation. **Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates. ***Percentage change not considered meaningful. (1) Non-GAAP measures based on Insight continuing operations. See Non-GAAP information section in the Appendix of this presentation.

Insight EMEA | Financial Results *Reference “Constant currency” section on slide 3 of this presentation. **Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates. ***Percentage change not considered meaningful. (1) Non-GAAP measures based on Insight continuing operations. See Non-GAAP information section in the Appendix of this presentation.

Insight APAC | Financial Results *Reference “Constant currency” section on slide 3 of this presentation. **Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates. (1) Non-GAAP measures based on Insight continuing operations. See Non-GAAP information section in the Appendix of this presentation.

Connected Workforce Business Need Secure integrated platform to support global desktop environment Required upgrades for systems management software and operating platform Microsoft Modern Desktop Solution Designed plan to migrate client to Microsoft Cloud to enhance security Global deployment of Microsoft Systems Center and upgrade to Windows 10 Transition 200k+ devices to Microsoft Modern Desktop on a global scale

CFO Commentary Year to Date Financial Results Cash Flows and Cash Conversion Cycle

Year to Date Financial Results (1) Non-GAAP measures based on Insight continuing operations. See Non-GAAP information section in the Appendix of this presentation.

Cash Flows & Cash Cycle * Percentage represents a change greater than 100%

Closing Comments – 2018 Outlook 2018 sales expected to grow in the mid single digit range Adjusted diluted earnings per share are expected to be between $4.40 and $4.45 per share for the full year Effective tax rate expected between 15% and 18% for the balance of the year Cash flow from operations expected to be between $200 and $250 million for the full year

Appendix – Reconciliation of GAAP to Non-GAAP Financial Measures

Appendix – Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

Appendix – Reconciliation of GAAP to Non-GAAP Financial Measures (continued) *Assumed tax rate of 28% for 2018 and 37% for 2017. **Average of previous five quarters. ***Computed as GAAP consolidated EFO, net of tax divided by invested capital ****Computed as Adjusted non-GAAP consolidated EFO, net of tax divided by invested capital